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                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 15, 2000 included in E*TRADE Group, Inc.'s Form 10-K/A for the year ended September 30, 1999 and to all references to our Firm included in this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
April 27, 2000